                                                                  EXHIBIT 10.2.3



                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT


                                     between


                                MARCUS C. ROWLAND


                                       and


                          CHESAPEAKE ENERGY CORPORATION







                            Effective August 1, 2000

                                TABLE OF CONTENTS



                                                                                                                 Page
                                                                                                                 ----

1.       Employment.......................................................................................        1

2.       Executive's Duties...............................................................................        1
         2.1  Specific Duties.............................................................................        1
         2.2  Supervision.................................................................................        1
         2.3  Rules and Regulations.......................................................................        1
         2.4  Stock Investment............................................................................        2

3.       Other Activities.................................................................................        2

4.       Executive's Compensation.........................................................................        2
         4.1  Base Salary.................................................................................        2
         4.2  Bonus.......................................................................................        2
         4.3  Stock Options...............................................................................        2
         4.4  Benefits....................................................................................        3
              4.4.1  Vacation.............................................................................        3
              4.4.2  Membership Dues......................................................................        3
              4.4.3  Compensation Review..................................................................        3
              4.4.4  Automobile Allowance.................................................................        3
              4.4.5  Aircraft Allowance...................................................................        3

5.       Term.............................................................................................        4

6.       Termination......................................................................................        4
         6.1  Termination by Company......................................................................        4
              6.1.1  Termination without Cause............................................................        4
              6.1.2  Termination for Cause................................................................        4
              6.1.3  Termination After Change of Control..................................................        4
         6.2  Termination by Executive....................................................................        5
         6.3  Incapacity of Executive.....................................................................        5
         6.4  Death of Executive..........................................................................        6
         6.5  Effect of Termination.......................................................................        6

7.       Confidentiality..................................................................................        6

8.       Noncompetition...................................................................................        7

9.       Proprietary Matters..............................................................................        7
                                              TABLE OF CONTENTS (continued)


10.      Arbitration......................................................................................        8

11.      Miscellaneous....................................................................................        8
         11.1         Time................................................................................        8
         11.2         Notices.............................................................................        8
         11.3         Assignment..........................................................................        9
         11.4         Construction........................................................................        9
         11.5         Entire Agreement....................................................................        9
         11.6         Binding Effect......................................................................        9
         11.7         Legal Fees..........................................................................        9
         11.8         Supercession........................................................................       10

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective August 1, 2000, between CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), and MARCUS C. ROWLAND, an individual (the "Executive") and replaces and supersedes those certain Employment Agreements between Company and Executive dated March 1, 1995, July 1, 1997, July 1, 1998 and June 1, 2000.

                                  WITNESSETH:

     WHEREAS, the Company desires to retain the services of the Executive and the Executive desires to make the Executive's services available to the Company.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive agree as follows:

1. Employment. The Company hereby employs the Executive and the Executive hereby accepts such employment subject to the terms and conditions contained in this Agreement. The Executive is engaged as an employee of the Company, and the Executive and the Company do not intend to create a joint venture, partnership or other relationship which might impose a fiduciary obligation on the Executive or the Company in the performance of this Agreement.

2. Executive's Duties. The Executive is employed on a full-time basis, defined for the purposes of this Agreement as the Executive working an average of four
(4) days per week. Throughout the term of this Agreement, the Executive will use the Executive's best efforts and due diligence to assist the Company in achieving the most profitable operation of the Company and the Company's affiliated entities consistent with developing and maintaining a quality business operation.

     2.1 Specific Duties. The Executive will serve as Chief Financial Officer and Executive Vice President - Finance for the Company. The Executive will perform all of the services required to fully and faithfully execute the office and position to which the Executive is appointed and such other services as may be reasonably requested by the Executive's supervisor. During the term of this Agreement, the Executive may be nominated for election or appointed to serve as a director or officer of the Company's subsidiaries as determined in the board of directors' sole discretion.

     2.2 Supervision. The services of the Executive will be requested and directed by the Company's Chief Executive Officer, Mr. Aubrey K. McClendon.

     2.3 Rules and Regulations. The Company currently has an Employment Policies Manual which sets forth the general human resources policies of the Company and addresses frequently asked questions regarding the Company. The Executive agrees to comply with the Employment Policies Manual except to the extent inconsistent with this Agreement. The Employment Policies Manual is subject to change without notice in the sole discretion of the Company at any time.

     2.4 Stock Investment. The Executive agrees to hold not less than Five Thousand (5,000) shares of the Company's common stock during the term of this Agreement.

3. Other Activities. The Executive currently conducts oil and gas activities individually and through various related or family-owned entities, including Infinity Resources, L.L.C. The Executive will be permitted to continue oil and gas activities individually, and directly or indirectly through Infinity Resources, L.L.C., provided that the Executive, subsequent to August 1, 2000, will not acquire, attempt to acquire or aid another in the acquisition or attempted acquisition of an interest in oil and gas assets, oil and gas production, oil and gas leases, mineral interests, oil and gas wells or other such oil and gas exploration, development or production activities within five
(5) miles of any operations or ownership interests of the Company or its affiliated corporations, partnerships or entities. In the event the Executive or the Company becomes aware of any oil and gas activities by the Executive that may violate the foregoing provision, the party discovering the activity will immediately notify the other party in writing and Executive will use his good faith efforts to correct the situation by sale or transfer to the Company.

4. Executive's Compensation. The Company agrees to compensate the Executive as follows:

     4.1 Base Salary. A base salary (the "Base Salary"), at the annual rate of not less than Two Hundred Fifty Thousand Dollars ($250,000.00), will be paid to the Executive in equal semi-monthly installments beginning August 15, 2000, and at the annual rate of not less than Two Hundred Seventy-Five Thousand Dollars ($275,000) will be paid to the Executive in equal semi-monthly installments beginning January 15, 2001 during the remainder of this Agreement.

     4.2 Bonus. In addition to the Base Salary described at paragraph 4.1 of this Agreement, the Company may periodically pay bonus compensation to the Executive. Any bonus compensation will be at the absolute discretion of the Company in such amounts and at such times as the board of directors of the Company may determine.

     4.3  Stock Options. In addition to the compensation set forth in paragraphs
          4.1 and 4.2 of this Agreement, the Executive may periodically receive grants of stock options from the Company's various stock option plans, subject to the terms and conditions thereof.

     4.4 Benefits. The Company will provide the Executive such retirement benefits, reimbursement of reasonable expenditures for dues, travel and entertainment and such other benefits as are customarily provided by the Company and as are set forth in and governed by the Company's Employment Policies Manual. The Company will also provide the Executive the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If the Executive is accepted for coverage under such plans, the Company will make such coverage available to the Executive on the same terms as is customarily provided by the Company to the plan participants as modified from time to time. The following specific benefits will also be provided to the Executive at the expense of the Company:

          4.4.1 Vacation. The Executive will be entitled to take three (3) weeks of paid vacation each twelve months during the term of this Agreement. No additional compensation will be paid for failure to take vacation and no vacation may be carried forward from one twelve month period to another.

          4.4.2  Membership Dues. The Company will reimburse the Executive for:
                 (a) the monthly dues necessary to maintain a full membership in a country club in the Oklahoma City area selected by the Executive; and (b) the reasonable cost of any qualified business entertainment at such country club. All other costs, including, without implied limitation, any initiation costs, initial membership costs, personal use and business entertainment unrelated to the Company will be the sole obligation of the Executive and the Company will have no liability with respect to such amounts.

          4.4.3 Compensation Review. The compensation of the Executive will be reviewed not less frequently than annually by the board of directors of the Company. The compensation of the Executive prescribed by paragraph 4 of this Agreement may be increased at the discretion of the Company, but may not be reduced without the prior written consent of the Executive.

          4.4.4 Automobile Allowance. The Executive will receive a monthly cash allowance in the amount of One Thousand Dollars ($1,000.00) to defer a portion of the Executive's cost of acquiring, operating and maintaining an automobile for use in the Executive's employment.

          4.4.5 Aircraft Allowance. The Executive will receive the right to use up to fifteen (15) hours of flight time on the Company's aircraft during the five (5) month period beginning August 1, 2000 and ending on December 31, 2000.

5. Term. In the absence of termination as set forth in paragraph 6 below, this Agreement will extend for a term of thirty-five (35) months commencing on August 1, 2000, and ending on June 30, 2003 (the "Expiration Date").

6. Termination. This Agreement will continue in effect until the expiration of the term stated at paragraph 5 of this Agreement unless earlier terminated pursuant to this paragraph 6.

      6.1 Termination by Company. The Company will have the following rights to terminate this Agreement:

          6.1.1 Termination without Cause. The Company may terminate this Agreement without cause at any time by the service of written notice of termination to the Executive specifying an effective date of such termination not sooner than thirty (30) days after the date of such notice (the "Termination Date"). In the event the Executive is terminated without cause, the Executive will receive as termination compensation: (a) continuation of the Base Salary provided by paragraph 4.1 for a period of one hundred eighty (180) days; (b) any benefits payable by operation of paragraph 4.4 of this Agreement; and (c) any vacation pay accrued through the Termination Date. The termination compensation in (a) shall be paid only if the Executive executes the Company's standard termination agreement releasing all legally waivable claims arising from the Executive's employment.

          6.1.2 Termination for Cause. The Company may terminate this Agreement for cause if the Executive: (a) misappropriates the property of the Company or commits any other act of dishonesty; (b) engages in personal misconduct which materially injures the Company;
                 (c) willfully violates any law or regulation relating to the business of the Company which results in injury to the Company; or (d) willfully and repeatedly fails to perform the Executive's duties hereunder. In the event this Agreement is terminated for cause, the Company will not have any obligation to provide any further payments or benefits to the Executive after the effective date of such termination. In the event this Agreement is terminated for cause, the Company will not have any obligation to provide any further payments or benefits to the Executive after the Termination Date.

          6.1.3 Termination after Change of Control. If, during the term of this Agreement, there is a "Change of Control" and within one
                 (1) year from the effective date of such Change of Control: (a) this Agreement expires and is not extended; or (b) the Executive resigns as a result of (i) a reduction in the Executive's compensation (including the Executive's then current Base Salary under Paragraphs 4.1 of this Agreement and bonuses equal to those paid to the Executive during calendar year 2000 under paragraph 4.2 of this Agreement or its predecessor), or (ii) a required relocation more than twenty-five (25) miles from the Executive's then current place of employment; or within one (1) year from the effective date of the Change of Control the Executive is terminated other than under Paragraphs 6.1.2, 6.3 or 6.4 based on adequate grounds; then the Executive will be entitled to a severance payment (in addition to any other amounts payable to the Executive under this Agreement or otherwise, excluding any Base Salary payable under Paragraph 6.1.1, as of the date of termination or resignation hereunder) in an amount equal to six (6) months of the Executive's then current Base Salary under Paragraph 4.1 of this Agreement plus bonuses equal to fifty percent (50%) of those paid to the Executive during calendar year 2000 under Paragraph 4.2 of this Agreement or its predecessor. The term "Change of Control" means any action of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 with respect to Chesapeake Energy Corporation ("Chesapeake") including, without limitation (i) the direct or indirect acquisition by any person after the date hereof of beneficial ownership of the right to vote or securities of Chesapeake representing the right to vote fifty one percent (51%) or more of the combined voting power of Chesapeake's then outstanding securities having the right to vote for the election of directors, or (ii) a merger, consolidation, sale of assets or contested election or (iii) any combination of (i) and (ii) which results in a majority of the members of Chesapeake's board of directors being replaced by directors who were not nominated and approved by the existing board of directors.

          6.2 Termination by Executive. The Executive may voluntarily terminate this Agreement with or without cause by the service of written notice of such termination to the Company specifying a Termination Date sixty (60) days after the date of such notice, during which time Executive may use remaining accrued vacation days, or at the Company's option, be paid for such days. In the event this Agreement is terminated by the Executive, neither the Company nor the Executive will have any further obligations hereunder including, without limitation, any obligation of the Company to provide any further payments or benefits to the Executive after the Termination Date.

          6.3 Incapacity of Executive. If the Executive suffers from a physical or mental condition which in the reasonable judgment of the Company's management prevents the Executive in whole or in part from performing the duties specified herein for a period of three (3) consecutive months, the Executive may be terminated. Although the termination shall be deemed as a termination for cause, any compensation payable under paragraph 4 of this Agreement will be continued through the remaining contract period, but in any event, through the Expiration Date. Notwithstanding the foregoing, the Executive's Base Salary specified in paragraph
                 4.1 of this Agreement shall be reduced by any benefits payable under any disability plans.

          6.4 Death of Executive. If the Executive dies during the term of this Agreement, the Company may thereafter terminate this Agreement without compensation to the Executive's estate except: (a) the obligation to continue the Base Salary payments under paragraph 4.1 of this Agreement for twelve (12) months following the date of the Executive's death and (b) the benefits described in paragraph 4.4 of this Agreement accrued through the date of the Executive's death.

          6.5 Effect of Termination. The termination of this Agreement will terminate all obligations of the Executive to render services on behalf of the Company from and after the Termination Date, provided that the Executive will maintain the confidentiality of all information acquired by the Executive during the term of his employment in accordance with paragraph 7 of this Agreement. Except as otherwise provided in paragraph 6 of this Agreement, no accrued bonus, severance pay or other form of compensation will be payable by the Company to the Executive by reason of the termination of this Agreement. All keys, entry cards, credit cards, files, records, financial information, furniture, furnishings, equipment, supplies and other items relating to the Company in the Executive's possession will remain the property of the Company. The Executive will have the right to retain and remove all personal property and effects which are owned by the Executive and located in the offices of the Company. All such personal items will be removed from such offices no later than two (2) days after the Termination Date and the Company is hereby authorized to discard any items remaining and to reassign the Executive's office space after such date. Prior to the Termination Date, the Executive will render such services to the Company as might be reasonably required to provide for the orderly termination of the Executive's employment.

7. Confidentiality. The Executive recognizes that the nature of the Executive's services are such that the Executive will have access to information which constitutes trade secrets, is of a confidential nature, is of great value to the Company or is the foundation on which the business of the Company is predicated. The Executive agrees not to disclose to any person other than the Company's employees or the Company's legal counsel nor use for any purpose, other than the performance of this Agreement, any confidential information ("Confidential Information"). Confidential Information includes data or material (regardless of form) which is: (a) a trade secret; (b) provided, disclosed or delivered to Executive by the Company, any officer, director, employee, agent, attorney, accountant, consultant, or other person or entity employed by the

Company in any capacity, any customer, borrower or business associate of the Company or any public authority having jurisdiction over the Company of any business activity conducted by the Company; or (c) produced, developed, obtained or prepared by or on behalf of Executive or the Company (whether or not such information was developed in the performance of this Agreement) with respect to the Company or any assets oil and gas prospects, business activities, officers, directors, employees, borrowers or customers of the foregoing. However, Confidential Information shall not include any information, data or material which at the time of disclosure or use was generally available to the public other than by a breach of this Agreement, was available to the party to whom disclosed on a non-confidential basis by disclosure or access provided by the Company or a third party, or was otherwise developed or obtained independently by the person to whom disclosed without a breach of this Agreement. On request by the Company, the Company will be entitled to the return of any Confidential Information in the possession of the Executive. The Executive also agrees that the provisions of this paragraph 7 will survive the termination, expiration or cancellation of this Agreement for a period of three (3) years. The Executive will deliver to the Company all originals and copies of the documents or materials containing Confidential Information. For purposes of paragraphs 7, 8, and 9 of this Agreement, the Company expressly includes any of the Company's affiliated corporations, partnerships or entities.

8. Noncompetition. For a period of twelve (12) months after Executive is no longer employed by the Company as a result of either the resignation by the Executive pursuant to paragraph 6.1.3 or 6.2 above, or termination for cause pursuant to paragraph 6.1.2 above, Executive will not acquire, attempt to acquire or aid another in the acquisition or attempted acquisition of an interest in oil and gas assets, oil and gas production, oil and gas leases, mineral interests, oil and gas wells or other such oil and gas exploration, development or production activities within five (5) miles of any operations or ownership interests of the Company or its affiliated corporations, partnerships or entities. The Executive further agrees that the Executive will not circumvent or attempt to circumvent the foregoing agreements by any future arrangement or through the actions of a third party.

9. Proprietary Matters. The Executive expressly understands and agrees that any and all improvements, inventions, discoveries, processes or know-how that are generated or conceived by the Executive during the term of this Agreement, whether generated or conceived during the Executive's regular working hours or otherwise, will be the sole and exclusive property of the Company. Whenever requested by the Company (either during the term of this Agreement or thereafter), the Executive will assign or execute any and all applications, assignments and or other instruments and do all things which the Company deems necessary or appropriate in order to permit the Company to: (a) assign and convey or otherwise make available to the Company the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes, know-how, applications, patents, copyrights, trade names or trademarks; or (b) apply for, obtain, maintain, enforce and defend patents, copyrights, trade names, or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes or know-how. However, the improvements, inventions, discoveries, processes or know-how generated or conceived by the Executive and referred to above (except as they may be included in the patents, copyrights or registered trade names or trademarks of the Company, or corporations, partnerships or other entities which may be affiliated with the Company) shall not be exclusive property of the Company at any time after having been disclosed or revealed or have otherwise become available to the public or to a third party on a non-confidential basis other than by a breach of this Agreement, or after they have been independently developed or discussed without a breach of this Agreement by a third party who has no obligation to the Company or its affiliates.

10. Arbitration. The parties will attempt to promptly resolve any dispute or controversy arising out of or relating to this Agreement or termination of the Executive by the Company. Any negotiations pursuant to this paragraph 10 are confidential and will be treated as compromise and settlement negotiations for all purposes. If the parties are unable to reach a settlement amicably, the dispute will be submitted to binding arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The arbitrator will be instructed and empowered to take reasonable steps to expedite the arbitration and the arbitrator's judgment will be final and binding upon the parties subject solely to challenge on the grounds of fraud or gross misconduct. Except for damages arising out of a breach of paragraphs 7, 8 or 9 of this Agreement, the arbitrator is not empowered to award total damages (including compensatory damages) which exceed 200% of compensatory damages and each party hereby irrevocably waives any damages in excess of that amount. The arbitration will be held in Oklahoma County, Oklahoma. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of, and proper venue in, the federal and state courts located in Oklahoma County, Oklahoma. Each party will bear its own costs in connection with the arbitration and the costs of the arbitrator will be borne by the party who the arbitrator determines did not prevail in the matter. Unless otherwise expressly set forth in this Agreement, the procedures specified in this paragraph 10 will be the sole and exclusive procedures for the resolution of disputes and controversies between the parties arising out of or relating to this Agreement. Notwithstanding the foregoing, a party may seek a preliminary injunction or other provisional judicial relief if in such party's judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

11. Miscellaneous. The parties further agree as follows:

          11.1 Time. Time is of the essence of each provision of this Agreement.

          11.2 Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address or to such other or additional addresses as any party might designate by written notice to the other party:

                  To the Company:          Chesapeake Energy Corporation
                                           Post Office Box 18496
                                           Oklahoma City, OK   73154-0496
                                           Attn: Aubrey K. McClendon

                  To the Executive:        Mr. Marcus C. Rowland
                                           15000 Wilson Rd.
                                           Edmond, OK  73013

         11.3 Assignment. Neither this Agreement nor any of the parties' rights or obligations hereunder can be transferred or assigned without the prior written consent of the other parties to this Agreement; provided, however, the Company may assign this Agreement to any wholly owned affiliate or subsidiary of the Company without Executive's consent.

         11.4 Construction. If any provision of this Agreement or the application thereof to any person or circumstances is determined, to any extent, to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which the same is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. This Agreement is intended to be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma and any litigation relating to this Agreement will be conducted in a court of competent jurisdiction located in Oklahoma County, Oklahoma.

         11.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein contained, and no modification hereof will be effective unless made by a supplemental written agreement executed by all of the parties hereto.

         11.6 Binding Effect. This Agreement will be binding on the parties and their respective successors, legal representatives and permitted assigns. In the event of a merger, consolidation, combination, dissolution or liquidation of the Company, the performance of this Agreement will be assumed by any entity which succeeds to or is transferred the business of the Company as a result thereof, and the Executive waives the consent requirement of paragraph 11.3 to effect such assumption.

         11.7 Legal Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein for the reasonable expenses of any legal fees incurred by the successful party, except with respect to any arbitration proceeding conducted pursuant to paragraph 10 above.

         11.8 Supercession. On execution of this Agreement by the Company and the Executive, the relationship between the Company and the Executive will be bound by the terms of this Agreement and the Employment Policies Manual and not by any other agreements or otherwise. In the event of a conflict between the Employment Policies Manual and this Agreement, this Agreement will control in all respects.


   IN WITNESS WHEREOF, the undersigned have executed this Agreement effective the date first above written.

                               CHESAPEAKE ENERGY CORPORATION, an
                               Oklahoma corporation



                               By: /s/ Aubrey K. McClendon
                                   --------------------------------------------
                                   Aubrey K. McClendon, Chief Executive Officer
                                   (the "Company")



                               By: /s/ Marcus C. Rowland
                                   --------------------------------------------
                                   Marcus C. Rowland, Individually
                                   (the "Executive")